Exhibit 10.18

AMENDMENT

     This AMENDMENT to the EXECUTIVE EMPLOYMENT AGREEMENT effective as of November 1, 2001, (“Employment Agreement”), by and among MeriStar Hospitality Corporation (the “Company”), and MeriStar Hospitality Operating Partnership, LP . (the “Partnership”), and Paul W. Whetsell (the “Executive”), is hereby entered into on this 20th day of November 2002 by and among the parties.

     For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Executive, the Company, and the LLC, the parties each agree to amend the Employment Agreement as follows:

     Section 4(d)(ii) of the Employment Agreement is hereby deleted and replaced, in its entirety as follows:

     “(ii) Executive shall be granted annually, on May 1 of 2002, 2003 and 2004, pursuant to the Company’s Profits-Only Operating Partnership Units (“POPs”) Plan, a minimum of 75,000 POPs and a maximum of 225,000 POPs as determined by the Board. The POPs shall vest equally on the first, second and third anniversary of the date of grant. Annual POPs grants thereafter shall be at the discretion of the Board. The Company or the Partnership will pay the executive a distribution on each POP, while such POPs are outstanding, equal to, and at the same time as, distributions made to common operating partnership units of the Partnership.”

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the date first above written.

EXECUTIVE:		MERISTAR HOSPITALITY CORPORATION, INC.

By:	/s/ Paul W. Whetsell	By:	/s/ Christopher L. Bennett

	Paul W. Whetsell		Name: Christopher L. Bennett
Title: Senior Vice President and General Counsel

MERISTAR HOSPITALITY OPERATING PARTNERSHIP, LP By: MeriStar Hospitality Corporation, its general partner

		By:	/s/ Christopher L. Bennett

Name: Christopher L. Bennett
Title: Senior Vice President and General Counsel